Case 19-11984-CSS     Doc 412     Filed 10/30/19     Page 1 of 20

Exhibit 99.2

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

)
In re:		)	Chapter 11
)
FRED’S, INC., et al.,[1]		)	Case No. 19-11984 (CSS)
)
	Debtors.	)	Jointly Administered
)
		)	Re: D.I. 112, 117, 225, 233, 286, 204 & 364

ORDER AUTHORIZING SALE OF THE DEBTORS’ DISTRIBUTION CENTER

FREE AND CLEAR OF ALL ENCUMBRANCES PURSUANT TO 11 U.S.C. §§ 105(a),

363(b) AND 363(f), AND FEDERAL RULE OF BANKRUPTCY PROCEDURE 6004(h)

Upon the Debtors’ Motion for an Order (I) Establishing Procedures for the Sale of the Debtors’ Real Estate Assets, (II) Authorizing the Debtors to Retain and Compensate Real Estate Brokers in Connection Therewith, (III) Approving Stalking Horse Bid Protections, (IV) Approving the Sale of the Debtors’ Real Estate Assets Free and Clear of All Encumbrances Pursuant to Section 363 of the Bankruptcy Code, and (V) Granting Related Relief [D.I. 112] (the “Motion”); the Notice of Filing of Revised Exhibits to Debtors’ Motion for an Order (I) Establishing Procedures for the Sale of the Debtors’ Real Estate Assets, (II) Authorizing the Debtors to Retain and Compensate Real Estate Brokers in Connection Therewith, (III) Approving Stalking Horse Bid Protections, (IV) Approving the Sale of the Debtors’ Real Estate Assets Free and Clear of All Encumbrances Pursuant to Section 363 of the Bankruptcy Code, and (V) Granting Related Relief [D.I. 117] (the “Revised Exhibit Notice”); the Order (I) Establishing Bid Procedures for the Sale of the Debtors’ Real Estate Assets, (II) Authorizing the Debtors to Retain and Compensate Real Estate Brokers in Connection Therewith, (III)

1

The Debtors in these Chapter 11 Cases, along with the last four digits of each Debtor’s federal tax identification number, are: Fred’s, Inc. (4010); Fred’s Stores of Tennessee, Inc. (9888); National Equipment Management and Leasing, Inc. (4296); National Pharmaceutical Network, Inc. (9687); Reeves-Sain Drug Store, Inc. (4510); Summit Properties-Jacksboro, LLC (9161); Summit Properties-Bridgeport, LLC (2200); and 505 N. Main Opp, LLC (5850). The Debtors’ address is 2001 Bryan Street, Suite 1550, Dallas, TX 75201.

1

Case 19-11984-CSS     Doc 412     Filed 10/30/19     Page 2 of 20

Approving Stalking Horse Bid Protections and (IV) Granting Related Relief [D.I. 204] (the “Sale Procedures Order”); the Notice of Bid Deadline, Auction and Sale Hearing [D.I. 221]; the Declaration of Beau Bevis in Connection with Debtors’ Motion for an Order (I) Establishing Procedures for the Sale of the Debtors’ Real Estate Assets, (II) Authorizing the Debtors to Retain and Compensate Real Estate Brokers in Connection Therewith, (III) Approving Stalking Horse Bid Protections, (IV) Approving the Sale of the Debtors’ Real Estate Assets Free and Clear of All Encumbrances Pursuant to Section 363 of the Bankruptcy Code, and (V) Granting Related Relief [D.I. 225] (the “Bevis Declaration”); the Declaration of Daniel B. Stubbs in Connection with Debtors’ Motion for an Order (I) Establishing Procedures for the Sale of the Debtors’ Real Estate Assets, (II) Authorizing the Debtors to Retain and Compensate Real Estate Brokers in Connection Therewith, (III) Approving Stalking Horse Bid Protections, (IV) Approving the Sale of the Debtors’ Real Estate Assets Free and Clear of All Encumbrances Pursuant to Section 363 of the Bankruptcy Code, and (V) Granting Related Relief [D.I. 233] (the “Stubbs Declaration”); the Debtors’ Notice of Designation of Stalking Horse Bidders [D.I. 286] (the “Stalking Horse Notice”); the Notice of Change of Auction Location and Time for Proposed Sale of Debtors’ Real estate Assets [D.I. 364]; and upon the Notice of Successful Bidders [D.I. 399]; and the Debtors having negotiated and entered into the purchase and sale agreement attached as Exhibit 1 hereto, the (“PSA”), pursuant to which Debtor Fred’s, Inc. (“Seller”) agreed to convey to Perry Ellis International, Inc. or its assignee or designee (“Buyer”) the Property as such term is defined in the PSA (the “Assets”); and this Court having jurisdiction to consider the relief requested in the Motion in accordance with 28 U.S.C. §§ 157 and 1334 and the Amended Standing Order of Reference from the United States District Court for the District of Delaware, dated as of February 29, 2012; and consideration of the Motion and the relief requested therein being a core

2

Case 19-11984-CSS     Doc 412     Filed 10/30/19     Page 3 of 20

proceeding in accordance with 28 U.S.C. § 157(b)(2); and venue being proper in this District pursuant to 28 U.S.C. §§ 1408 and 1409; and due and proper notice of the Motion being adequate and appropriate under the particular circumstances; and upon the record of any hearing being held to consider the relief requested in the Motion; and upon all proceedings had before this Court; and this Court having found and determined that the relief sought in the Motion is in the best interests of the Debtors’ estates, their creditors, and other parties in interest and that the legal and factual bases set forth in the Motion establish just cause for the relief granted herein; and any objections to the requested relief having been withdrawn or overruled on the merits; and after due deliberation and sufficient cause appearing therefor,

IT IS HEREBY FOUND AND DETERMINED THAT:

A. The findings and conclusions set forth here constitute this Court’s findings of fact and conclusions of law pursuant to Rule 7052 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), made applicable to this proceeding pursuant to Bankruptcy Rule 9014. To the extent that any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent that any of the following conclusions of law constitute findings of fact, they are adopted as such.

Jurisdiction and Venue

B. This Court has jurisdiction to consider the Motion and the relief requested therein pursuant to 28 U.S.C. §§ 157 and 1334. This is a core proceeding pursuant to 28 U.S.C. § 157(b). Venue is proper before this Court pursuant to 28 U.S.C. §§ 1408 and 1409. Pursuant to Rule 9013-1(f) of the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware (the “Local Rules”), the Debtors confirm their consent to the entry of a final order by this Court in connection with the Motion.

3

Case 19-11984-CSS     Doc 412     Filed 10/30/19     Page 4 of 20

C. This order (the “Sale Order”) constitutes a final and appealable order within the meaning of 28 U.S.C. § 158(a). Notwithstanding Rules 6004(h), and 7062 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), this Court expressly finds that there is no just reason for delay in the implementation of this Sale Order and expressly directs entry of judgment as set forth herein.

Statutory and other Legal Predicates

D. The bases for the relief requested in the Motion are sections 105, 363, 1107(a), and 1108 of the Bankruptcy Code, Rules 2002, 6004, 9007 and 9014 of the Bankruptcy Rules, and Rules 6004-1 and 9013-1(m) of the Local Rules.

Final Order

E. This Sale Order constitutes a final order within the meaning of 28 U.S.C. § 158(a). Notwithstanding Bankruptcy Rules 6004(h) and to any extent necessary under Bankruptcy Rule 9014 and Rule 54(b) of the Federal Rules of Civil Procedure, as made applicable by Bankruptcy Rule 7054, this Court expressly finds that there is no just reason for delay in the implementation of this Sale Order, and waives any applicable stay.

Notice

F. As evidenced by the affidavits of service filed with this Court, actual written notice of the Motion, the Revised Exhibit Notice, the Sale Procedures Order, the Bevis Declaration, the Stubbs Declaration, and the Stalking Horse Notice, and the transactions contemplated pursuant to the PSA, and a reasonable opportunity to object or be heard, has been afforded to all known interested entities and parties in accordance with all applicable requirements, including under Bankruptcy Code sections 102(1) and 363, Bankruptcy Rules 2002, 9007, and 9014, and Local Rules 2002-1 and 6004-1. The notices are good, sufficient and

4

Case 19-11984-CSS     Doc 412     Filed 10/30/19     Page 5 of 20

appropriate under the circumstances, and no other or further notice is or shall be required. The disclosures made by the Debtors were good, complete, and adequate.

Assets Are Property of the Estate

G. The Assets to be sold pursuant to the PSA constitute assets of the Debtors’ estates, and title thereto is vested in the Debtors within the meaning of section 541(a) of the Bankruptcy Code.

Corporate Authority

H. The Seller: (i) has full corporate power and authority to execute and deliver the PSA and all other documents contemplated thereby upon entry of the Sale Order; (ii) has all of the necessary corporate power and authority to consummate the transactions contemplated by the PSA, (iii) has taken all corporate action necessary to authorize, approve and consummate the PSA, and (iv) subject to entry of this Sale Order, needs no further consents or approvals, including any consents or approvals from any non-Debtor entities, to consummate the transactions contemplated thereby.

I. The transactions contemplated under the PSA, and execution of the PSA and consummation of the Sale will not violate any applicable law, order, rule or regulation of any governmental authority.

Business Judgment

J. The PSA, including the form and total consideration to be realized by the Debtors under the PSA and the consummation of the Sale: (i) constitutes the highest and best offer received by the Debtors for the Assets; (ii) is fair and reasonable; and (iii) is in the best interests of the Debtors, their estates, their creditors and all other parties in interest.

5

Case 19-11984-CSS     Doc 412     Filed 10/30/19     Page 6 of 20

K. The Debtors have demonstrated both (a) good, sufficient, and sound business purposes and justifications for approving the PSA, and (b) compelling circumstances for the sale outside the ordinary course of business, pursuant to Bankruptcy Code section 363(b) before, and outside of, a plan of reorganization, in that, among other things, the immediate consummation of the Sale to Buyer is necessary and appropriate to maximize the value of the Debtors’ estates, and the Sale will provide the means for the Debtors to maximize distributions to creditors.

L. The Debtors and their professionals have adequately and appropriately marketed the Assets in accordance with the Debtors’ fiduciary duties. Parties in interest and prospective purchasers were afforded a reasonable and fair opportunity to bid for the Assets. The Debtors conducted the sale process without collusion and in accordance with their business judgment.

Good Faith

M. Buyer satisfies the good-faith requirements of Bankruptcy Code section 363(m) and as such, is entitled to all of the protections afforded thereby. Specifically: (i) the Buyer recognized that the Debtors were free to deal with other parties in interest with respect to sale of the Assets; (ii) all negotiations between the Debtors and the Buyer have been at arm’s length; (iii) the Buyer is not an insider of the Debtors as that term is defined under section 101(31) of the Bankruptcy Code, or otherwise; and (iv) the requirements of Local Rule 6004-1 have been satisfied. Neither the Buyer nor the Debtors have engaged in any conduct that would prevent the application of 363(m) of the Bankruptcy Code or cause the application of, or implicate section 363(n) of the Bankruptcy Code with respect to the PSA, or to otherwise prevent the consummation of the Sale pursuant thereto. In the absence of a stay pending appeal, the Buyer will be acting in good faith within the meaning of section 363(m) of the Bankruptcy Code in closing the Sale following entry of this Sale Order.

6

Case 19-11984-CSS     Doc 412     Filed 10/30/19     Page 7 of 20

N. The sale and marketing process with respect to the Assets was sufficient and adequate under the circumstances.

O. Upon the closing of the Sale, the Assets to be sold will have been acquired by the Buyer after adequate marketing, in good faith, without collusion, and as a result of arm’s-length negotiations.

No Fraudulent Transfer or Merger

P. The consideration of $15,700,000.00 to be paid by the Buyer to the Debtors for the Assets pursuant to the PSA (the “Winning Bid”): (i) is fair and reasonable; (ii) is the highest and best bid received by the Debtors for the Assets at the auction held on October 28, 2019 and conducted by the Debtors’ advisors; and (iii) constitutes full, fair and adequate consideration and reasonably equivalent value under the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act, and any similar laws of any state or jurisdiction whose law is applicable to the Sale. The PSA was not entered into, and none of the Debtors or the Buyer has entered into the PSA or propose to consummate the Sale, for the purpose of escaping liability for debts of any Debtor or hindering, delaying or defrauding present or future creditors. The second highest and best bid received by the Debtors for the Assets was a bid by Bantam Investments, LLC (the “Back-Up Bid”).

Q. The Buyer shall not be deemed as a result of any action taken in connection with the purchase of the Assets to be a successor (or other such similarly situated party) to the Debtors or have, de facto or otherwise, merged with or into the Debtors. The Buyer is not acquiring or assuming any liability, warranty, or other obligation of the Debtors except as expressly set forth in the PSA with respect to Permitted Exceptions and Permitted Title Exceptions (each as defined therein).

7

Case 19-11984-CSS     Doc 412     Filed 10/30/19     Page 8 of 20

Sale Free and Clear of Encumbrances

R. Except as expressly set forth in the PSA with respect to the Permitted Exceptions and Permitted Title Exceptions (each as defined therein), the Buyer shall not have any liability or obligation for any lien, claim, encumbrance, or interest (collectively, “Encumbrances”), or other obligation of or against the Debtors, related to the Assets by reason of the transfer of the Assets to the Buyer. The consummation of the Sale pursuant to the PSA will be a legal, valid, and effective sale of the Assets to the Buyer, and will vest the Buyer with all right, title, and interest in and to the Assets, free and clear of all Encumbrances in accordance with section 363(f) of the Bankruptcy Code, because one or more of the standards set forth in sections 363(f)(1)-(5) of the Bankruptcy Code have been satisfied.

S. All parties having such Encumbrances against or in the Assets, if any, who did not object to the relief sought herein, or who withdrew their objection, are deemed to have consented pursuant to section 363(f)(2) of the Bankruptcy Code and are forever barred, estopped, and permanently enjoined from pursuing or asserting such Encumbrances against the Buyer, its affiliates or any agent of the foregoing, or any of their respective assets. All other objections to the Sale are overruled on the merits and denied. Failure to sell the Assets free and clear of Encumbrances would be substantially less beneficial to the Debtors’ estates.

T. Except for the Permitted Exceptions and Permitted Title Exceptions (each as defined in the PSA), the transfer of the Assets will not subject the Buyer to liability for claims against the Debtors for any reason of such transfer under the laws of United States, or any state, territory or possession thereof, including, without limitation, claims relating to the operation of the Debtors’ business before the date of the closing of the Sale (the “Closing Date”).

8

Case 19-11984-CSS     Doc 412     Filed 10/30/19     Page 9 of 20

Validity of Sale

U. The consummation of the Sale is legal, valid, and properly authorized under all applicable provisions of the Bankruptcy Code, including, without limitation Bankruptcy Code sections 105(a), 363(b), 363(f) and 363(m) and all of the applicable requirements of such sections have been complied with in respect of the transaction. The Sale does not constitute a sub rosa or de facto chapter 11 plan for which approval has not been sought without the protections that a disclosure statement would afford.

NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED THAT:

1. The Motion is GRANTED, as set forth herein. Any and all objections to the Motion or the relief requested therein that have not been withdrawn, waived, or settled, and any reservations of rights included therein, are hereby overruled on the merits.

2. The PSA, in the form attached as Exhibit 1 hereto, and all other ancillary documents, and all of the terms and conditions thereof, are hereby approved, and the Debtors are authorized to sell the Assets to the Buyer consistent with the terms and conditions set forth therein.

3. The Back-Up Bid submitted by Bantam Investments, LLC (the “Back-Up Bidder”) shall remain open until the earlier of the Closing or November 25, 2019 (the “Back-Up Bid Deadline”). If the Closing does not occur on or before the Back-Up Bid Deadline, the Back-Up Bid shall be deemed to be the winning bid for the Assets without further order of the Court, and the Seller and Buyer shall consummate the Sale in accordance with the terms of the asset-purchase agreement submitted by the Back-Up Bidder.

9

Case 19-11984-CSS     Doc 412     Filed 10/30/19     Page 10 of 20

4. Pursuant to sections 105(a), 363(b), and 363(f), 1107(a), and 1108 of the Bankruptcy Code, Bankruptcy Rules 2002, 6004, 9007 and 9014, and Local Rules 6004-1 and 9013-1(m), the Sale is approved, and the Debtors are authorized to take any and all actions necessary and appropriate to consummate and effectuate the Sale in consideration for purchase price of $15,700,000.00.

5. Pursuant to sections 105 and 363(b) and (f) of the Bankruptcy Code, title to the Assets shall pass to the Buyer as of the Closing Date (as defined in the PSA), free and clear of any and all Encumbrances (except for the Permitted Exceptions and the Permitted Title Exceptions (as defined in the PSA). Except as otherwise provided in the PSA, all persons and entities (and their respective successors and assigns) including, but not limited to, all debt security holders, equity security holders, governmental, tax and regulatory authorities, lenders, trade and other creditors, holding Interests (whether legal or equitable, secured or unsecured, matured or unmatured, contingent or non-contingent, senior or subordinated), arising under or out of, in connection with, or in any way relating to, the Debtors, the Assets, the operation of the Assets prior to the Closing Date, or the transfer of the Assets to the Buyer, are, hereby forever barred, estopped and permanently enjoined from asserting such Encumbrances against the Buyer, its successors or assigns, its property or the Assets. No such persons or entities will assert against the Buyer or its successors in interest any liability, debt, claim or obligation arising from, related to or in connection with the ownership or operation of the Assets prior to the Closing Date.

6. The transfer of the Assets by the Seller to the Buyer is a legal, valid and effective transfer of good and marketable title to the Assets, and shall vest the Buyer with all right, title and interest of the Debtors in the Assets pursuant to section 363(f) of the Bankruptcy Code, free

10

Case 19-11984-CSS     Doc 412     Filed 10/30/19     Page 11 of 20

and clear of any and all Encumbrances, and any and all rights and claims under any bulk transfer statutes and related laws, whether arising by agreement, statute or otherwise and whether arising before or after the commencement of the Debtors’ chapter 11 cases (the “Chapter 11 Cases”), whether known or unknown, including liens of any of the creditors, vendors, employers, suppliers or lessors of the Debtors or any other third party. Any and all such Encumbrances shall attach to the net proceeds of the sale, with the same priority, validity, force and effect as they now have against the assets comprising the Assets, and all such net proceeds shall be deposited into the Debtors’ “Collection Account” under, and as defined, in this Court’s final DIP financing order entered on October 17, 2019 [D.I. 338].

7. Without limiting the terms of the foregoing paragraph, the Assets shall pass to the Buyer on the Closing Date free and clear of all Encumbrances, whether known or unknown as of the Closing Date, now existing or hereafter arising, whether fixed or contingent, whether derivatively, vicariously, as transferee or successor or otherwise, of any kind, nature, or character whatsoever, arising out of or on account of: (a) any employment, collective bargaining, or other labor agreements or the termination thereof; (b) any defined benefit, multiemployer, defined contribution, retirement, medical benefit, or any other employee pension, welfare, compensation, or other employee benefit plans, agreements, practices, or programs, including, without limitation, any pension plan of or related to any of the Debtors or any of Debtors’ affiliates or predecessors or any current or future employees of any of the foregoing, or the termination of any of the foregoing; (c) the Debtors’ business operations or the cessation thereof; (d) any litigation involving one or more of the Debtors; (e) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (CERCLA) and any other federal or state environmental health and safety laws and regulations; (f) any employee, benefit, worker’s

11

Case 19-11984-CSS     Doc 412     Filed 10/30/19     Page 12 of 20

compensation, occupational disease, or unemployment or temporary disability related Liability, including, without limitation, Liabilities that might otherwise arise under or pursuant to (i) the Employee Retirement Income Security Act of 1974, as amended, (ii) the Fair Labor Standards Act, (iii) Title VII of the Civil Rights Act of 1964, (iv) the Federal Rehabilitation Act of 1973, (v) the National Labor Relations Act, (vi) the Worker Adjustment and Retraining Act of 1988, (vii) the Age Discrimination and Employee Act of 1967 and Age Discrimination in Employment Act, as amended, (viii) the Americans with Disabilities Act of 1990, (ix) the Consolidated Omnibus Budget Reconciliation Act of 1985, (x) the Multiemployer Pension Plan Amendments Act of 1980, (xi) state discrimination laws, (xii) state unemployment compensation laws or any other similar state and local laws, (xiii) state workers’ compensation laws, or (xiv) any other state, local, or federal employee benefits laws, regulations, or rules, or other state, local, or federal laws, regulations, or rules relating to any employment with any of the Debtors or any of their respective predecessors; (g) any antitrust laws; (h) any product liability or similar laws, whether state or federal or otherwise; (i) any bulk sales or similar laws; (j) any federal state, or local tax statutes, regulations, or ordinances, including, without limitation, the Internal Revenue Code of 1986, as amended; and (k) any common law doctrine of de facto merger or successor or transferee liability, successor-in-interest liability theory, or any other theory of or related to successor liability; and the Debtors hereby waive and release the Buyer from any such Encumbrances.

8. The sale of the Assets pursuant to this Sale Order shall be binding upon the Seller and the other Debtors, the Buyer, all creditors, all persons having or asserting any Encumbrance in or against the Seller or the Assets, all parties to any actions or proceedings that directly or

12

Case 19-11984-CSS     Doc 412     Filed 10/30/19     Page 13 of 20

indirectly contest the power or authority of the Seller to sell, assign, and convey the Assets or that seek to enjoin any such sale, assignment, or conveyance, and all other parties in interest.

9. The Assets shall include software, operating systems, code and similar intellectual property (“Software”) that relates to the operation of fixtures or equipment that are part of the Assets only to such extent, if any, that the Debtors own such Software and have the right to freely transfer it to the Buyer without incurring any liability. The Debtors will use their best efforts to remove, disable or “wipe” Software to the extent they may be required to do so under the terms of any use or licensing agreements prior to delivering the Assets to Buyer. The Debtors agree to make reasonable efforts to assist Buyer in the transition of Software-operated equipment, including, if requested, proving contact information for Software vendors and agents utilized by the Debtors. The Assets do not include data relating to the operation of the Debtors’ business (e.g., inventory lists, customer information, accounting and financial data, personnel information, etc.), all of which the Debtors shall be entitled to remove from any equipment otherwise included in the Assets.

10. This Sale Order (i) will be effective as a determination that, as of the Closing Date, all Encumbrances (except for Permitted Exceptions and Permitted Title Exceptions (each as defined in the PSA), relating to the Assets have been unconditionally released, discharged and terminated, and that the conveyances described herein have been effected, and (ii) is and will be binding upon and govern the acts of all entities, including, without limitation governmental units and departments, local officials and all other persons and entities who may be required by operation of law, the duties of their office, or contract, to accept, file, register or otherwise record or release any documents or instruments, and each of the foregoing persons and entities is hereby

13

Case 19-11984-CSS     Doc 412     Filed 10/30/19     Page 14 of 20

authorized to accept for filing any and all of the documents and instruments necessary and appropriate to consummate the transactions contemplated by the PSA.

11. Except for Permitted Exceptions and Permitted Title Exceptions (each as defined in the PSA), all persons and entities, including, but not limited to, all debt security holders, equity security holders, governmental, tax and regulatory authorities, lenders, trade and other creditors holding liens, claims, encumbrances or interest against or in the Debtors or the Assets (whether legal or equitable, secured or unsecured, matured or unmatured, contingent or non-contingent) arising under or out of, in connection with, or in any way relating to, the Assets, the operation of the Debtors’ business prior to the Closing Date, or the sale of the Assets to Buyer hereby are forever barred, estopped and permanently enjoined from asserting against the Buyer or its respective successors or assigns, its property or the Assets, such respective liens, claims, encumbrances or interests. Any 2019 ad valorem taxes, property taxes or assessments respecting the Assets shall be apportioned between Seller and Buyer to be measured on a per diem basis as of Closing in accordance with the PSA, and Seller shall be responsible for, and shall pay when due, any and all such ad valorem taxes, property taxes or assessments applicable to the Assets and applicable to the period prior to the Closing Date and in the event Buyer for any reason advances any such ad valorem taxes, property taxes or assessments that are the responsibility of the Seller pursuant to this provision and the PSA, Seller covenants to reimburse Buyer within 30 days of such payment and hereby consents to hearing in the Bankruptcy Court on shortened notice on any Motion of the Buyer compelling Seller to timely and promptly pay its obligations hereunder or to reimburse Buyer for advancing such payments.

14

Case 19-11984-CSS     Doc 412     Filed 10/30/19     Page 15 of 20

12. The contemplated sale of the Assets has been undertaken by the Buyer and the Seller at arm’s-length and without collusion, and the Buyer will acquire the Assets pursuant to the PSA in good faith under section 363(m) of the Bankruptcy Code, and is and shall be entitled to all of the protections in accordance therewith. The consideration provided by the Buyer for the Assets under the PSA is fair and reasonable and shall be deemed for all purposes to constitute reasonably equivalent value under the Bankruptcy Code or any other applicable law, and the transactions contemplated thereunder may not be avoided, or costs or damages imposed or awarded, under section 363(n) or any other provision of the Bankruptcy Code.

13. This Sale Order and all provisions of the PSA shall be binding upon any successors and assigns of the Debtors, including, without limitation, any trustee appointed for any of the Debtors in their Chapter 11 Cases or in any superseding proceedings under chapter 7 of the Bankruptcy Code.

14. The PSA may be modified, amended or supplemented by the parties thereto, in a writing signed by such parties and in accordance with the terms thereof, without further order of the Court, provided that any such modification, amendment or supplement does not have a material adverse effect on the Debtors or their estates.

15. From and after the date hereof, the Debtors shall act in accordance with the terms of the PSA, and the Seller, if it already has not done so, shall execute and deliver the PSA to the Buyer within two (2) business days of entry of this Sale Order.

16. To the extent an inconsistency exists between the provisions of the PSA and this Sale Order, the provisions contained herein shall govern. The failure to specifically include provisions of the PSA in this Sale Order does not diminish or impair the effectiveness of such

15

Case 19-11984-CSS     Doc 412     Filed 10/30/19     Page 16 of 20

provisions, it being the intent of the Court that the PSA be authorized and approved in its entirety.

17. The provisions of this Sale Order authorizing the Sale of the Assets free and clear of Encumbrances shall be self-executing, notwithstanding any requirement for approval or consent by any person, and neither the Debtors nor the Buyer shall be required to execute or file releases, termination statements, assignments, consents, or other instruments to effectuate, consummate, and implement the foregoing provisions of this Sale Order; provided, however, without limiting in any manner the effect of the other provisions of this Sale Order, any person or entity that has filed financing statements, mortgages, mechanics’ liens, lis pendens or other documents evidencing or otherwise asserting an Encumbrance against the Assets shall be, and hereby is, directed to deliver to the Seller prior to Closing, in proper form for filing after Closing, and executed by the appropriate parties, termination statements, instruments of satisfaction, mortgage or deed of trust releases, or similar instruments as appropriate to cause the release of any such Encumbrance, and in the event any such person or entity fails to comply with the direction set forth in this paragraph, then, at the option of the Buyer, the Buyer either may seek to have such person or entity held in contempt of this Court or shall be hereby authorized, without the requirement of any further action (including order of this Court), either to execute and file or record such statements, instruments, releases and other documents on behalf of such person or entity releasing such asserted Encumbrances in, to or against the Assets, or to file, register or otherwise record a certified copy of this Sale Order, which shall constitute conclusive evidence of the termination or release of any such Encumbrance in, to, or against the Assets.

18. Consistent with, but not in limitation of, the foregoing, each and every federal, state and local government agency or department is hereby directed to accept this Sale Order and

16

Case 19-11984-CSS     Doc 412     Filed 10/30/19     Page 17 of 20

any and all other documents and instruments necessary and appropriate to consummate the sale of the Assets.

19. All persons or entities in possession of some or all of the Assets on the date of Closing are hereby directed to surrender possession of those Assets to the Buyer at Closing.

20. Without limiting the generality of the other provisions of this Sale Order, and to the extent provided by federal law, the Buyer under no circumstances shall be deemed to be a successor of the Seller (and the Buyer expressly has disclaimed any such liability with respect to the Seller). Accordingly, the Buyer shall have no successor or vicarious liability of any kind with respect to the Seller or the Assets, and all persons and entities shall be hereby enjoined from asserting any such claims against the Buyer. The Buyer and its affiliates shall have no liability of whatever nature or kind for any potential liability for a claim that the transactions contemplated by the PSA constitute a fraudulent conveyance, fraudulent transfer or similar claim.

21. Except for Permitted Exceptions and Permitted Title Exceptions (each as defined in the PSA), the Buyer shall have no liability arising under or related to any of the Assets arising prior to the Closing Date. Neither the Buyer nor its affiliates, successors, or assigns shall, as a result of the consummation of the transactions set forth in the PSA: (a) be an alter ego, mere continuation, or a successor in interest to the Debtors or the Debtors’ estates; (b) have, de facto or otherwise, merged or consolidated with or into the Debtors or the Debtors’ estates; (c) be a continuation or substantial continuation of the Debtors or any enterprise of the Debtors; or (d) be a joint employer or co-employer with, or successor employer, of the Debtors. The Buyer and its employees, officers, directors, advisors, owners, successors and assigns shall not be liable for any claims against the Debtors and shall have no successor or vicarious liabilities of any kind, including, but not limited to, any theory of antitrust, environmental, successor or transfer

17

Case 19-11984-CSS     Doc 412     Filed 10/30/19     Page 18 of 20

liability, labor law, de facto merger or substantial continuity, with respect to the Debtors or any obligations of the Debtors arising prior to the Closing, including, but not limited to, liabilities on account of any taxes arising, accruing or payable under, out of, in connection with, or in any way relating to the operation of any of the Assets or the Debtors prior to the Closing. Effective upon the Closing, all persons or entities are forever prohibited and permanently enjoined from commencing or continuing any action against the Buyer or the Assets with respect to any: (i) Encumbrances (other than Permitted Exceptions and Permitted Title Exceptions, each as defined in the PSA) relating to the Debtors, the Buyer, the Assets or the operation of the Assets prior to the Closing Date; or (ii) successor or vicarious liability with respect to the Assets or the Debtors.

22. Nothing in this Sale Order or the PSA releases, nullifies, precludes or enjoins the enforcement of any liability to a governmental unit under police and regulatory statutes or regulations that any entity would be subject to as the owner or operator of property after the date of Closing.

23. Nothing contained in any chapter 11 plan confirmed in the Debtors’ Chapter 11 Cases, the confirmation order confirming any such chapter 11 plan, any order approving the wind down or dismissal of the Chapter 11 Cases, or any order entered upon the conversion of the Chapter 11 Cases to one or more cases under Chapter 7 of the Bankruptcy Code or otherwise shall conflict with or derogate from the provisions of the PSA or this Sale Order. In the event there is a conflict between the terms of any subsequent Chapter 11 plan or any order to be entered in these cases (including any order entered after conversion of these cases to cases under Chapter 7 of the Bankruptcy Code), the terms of this Sale Order shall control.

18

Case 19-11984-CSS     Doc 412     Filed 10/30/19     Page 19 of 20

24. At Closing, the Seller is hereby authorized and directed to pay the Brokers (as defined in the Sale Procedures Order) any fee or commission due and owing to it from the Proceeds of the Sale pursuant to the terms of the Sale Procedures Order.

25. The transactions contemplated by the PSA are undertaken without collusion and in good faith, as that term is used in section 363(m) of the Bankruptcy Code, and accordingly, the reversal or modification on appeal of the authorization provided herein to consummate the Sale shall not affect the validity of the Sale to the Buyer, unless such authorization and consummation of the Sale are duly stayed pending appeal.

26. No bulk transfer statutes or related laws or any similar law of any state or other jurisdiction apply in any way to the Sale.

27. The transactions authorized herein shall be of full force and effect, regardless of any Debtor’s lack of good standing in any jurisdiction in which such Debtor is formed or authorized to transact business.

28. The automatic stay pursuant to Bankruptcy Code section 362 is hereby modified, lifted, and annulled with respect to the Debtors and Buyer to the extent necessary, without further order of this Court, to (a) allow Buyer to deliver any notice provided for in the PSA, and (b) allow Buyer to take any and all actions permitted under the PSA or this Sale Order.

29. This Sale Order shall take effect immediately upon entry and shall not be stayed pursuant to Bankruptcy Rules 6004(h), 7062 or otherwise. The Seller and the Buyer are authorized to close the transactions contemplated under the PSA immediately upon entry of this Sale Order.

19

Case 19-11984-CSS     Doc 412     Filed 10/30/19     Page 20 of 20

30. This Court shall retain jurisdiction to interpret, implement and enforce the terms and provisions of this Sale Order, the PSA, all amendments thereto, and any waivers and consents thereunder, and each other document or agreement executed in connection therewith.

Dated: October 30th, 2019	/s/ Christopher S. Sontchi
Wilmington, Delaware	CHRISTOPHER S. SONTCHI
UNITED STATES BANKRUPTCY JUDGE

20

Case 19-11984-CSS     Doc 412-1     Filed 10/30/19     Page 1 of 29

Exhibit 1

PSA

Case 19-11984-CSS     Doc 412-1     Filed 10/30/19     Page 2 of 29

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) dated as of the date the last of Seller or Buyer to this Agreement executes the same (the “Effective Date”), by and between FRED’S INC., a Delaware corporation (the “Seller”), and PERRY ELLIS INTERNATIONAL, INC, a Florida corporation (the “Buyer”) or assignee or designee thereof.

WHEREAS, on September 9, 2019 (the “Petition Date”), Seller and its affiliates (the “Debtors”) filed voluntary petitions for relief under the chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), commencing cases (the “Chapter 11 Cases”) which are being jointly administered under the caption In re Fred’s, Inc., No. 19-11984 (CSS); and

WHEREAS, Seller is continuing to manage its properties and operate its business as a debtor-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with applicable provisions of the Bankruptcy Code; and

WHEREAS, Seller’s ability to consummate the transactions set forth in this Agreement is subject to the Order (I) Establishing Procedures for the Sale of Debtors’ Real Estate Assets, (II) Authorizing the Debtors to Retain and Compensate Real Estate Brokers in Connection Therewith, (III) Approving Stalking Horse Bid Protections and (IV) Granted Related Relief dated September 27, 2019 (“Bidding Procedures Order”), entered by the Bankruptcy Court, entry of a final order approving any transaction (as contemplated in the Bidding Procedures Order) (a “Sale Order”) and the requirements generally applicable to Bankruptcy debtors, including debtors’ obligations to consider higher or better offers (the Bidding Procedures Order, the Sale Order and operation of applicable U.S. Bankruptcy law collectively, hereinafter “Bankruptcy Requirements”; and

WHEREAS, Buyer desires to purchase the Property (as defined below) from Seller, and Seller desires to sell, convey, and transfer to Buyer the Property in a sale authorized by the Bankruptcy Court pursuant to, inter alia, sections 105 and 363 of the Bankruptcy Code, all on the terms and subject to the conditions set forth in this Agreement and the Bidding Procedures Order and any additional terms that may be included in a Sale Order; and

WHEREAS, the Property shall be conveyed to Buyer pursuant to the Sale Order free and clear of liens, claims, interests, or encumbrances (collectively, the “Interests”), pursuant to Sections 105 and 363 of the Bankruptcy Code, and Rules 6004 and 6006 of the Federal Rules of Bankruptcy Procedure, all in the manner and subject to the terms and conditions set forth in this Agreement and the Sale Order and in accordance with other applicable provisions of the Bankruptcy Code and the Federal Rules of Bankruptcy Procedure and the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware.

NOW THEREFORE, Buyer and Seller hereby agree as set forth below:

PSA (Dublin, Georgia)

Case 19-11984-CSS     Doc 412-1     Filed 10/30/19     Page 3 of 29

1. SALE AND PURCHASE.

Subject to the Bankruptcy Requirements, Seller agrees to sell, assign, transfer and convey to Buyer, and the Buyer agrees to purchase from Seller all of Seller’s right, title and interest in and to the following:

(a) All of that certain tract or parcel of land located at 2815 GA Highway 257; Dublin, Georgia 31021, with the tax parcel number as described on Exhibit “A” attached hereto and by this reference made a part hereof; and

(b) All of Seller’s right, title and interest in and to any improvements, appurtenances, rights, easements, rights-of-way, tenements and hereditaments incident thereto, and to all strips and any land lying in the bed of any street, if any, including fixtures and all equipment (including, for avoidance of doubt, all racking and conveyor equipment and any other equipment located on the Property as of October 26, 2019), but excluding personal property of Seller that is not specified above.

The property described in subsections 1(a) and 1(b) is collectively referred to herein as the “Property.”

2. PURCHASE PRICE AND PAYMENT.

(a) In consideration of the conveyance of the Property to Buyer, Buyer shall pay to Seller the sum of fourteen million, six hundred thousand and No/100 Dollars ($15,700,000.00) (the “Purchase Price”).

(b) Upon execution of this Agreement, Buyer shall pay to First American Title Insurance Company (the “Escrow Agent” or “Title Company”), by wire transfer pursuant to the wiring instructions on Exhibit “B” attached hereto and by this reference made a part hereof, the sum of one million, five hundred seventy thousand and No/100 Dollars ($1,570,000.00) as an earnest money deposit, amounting to 10% of the Purchase Price. Such sum, together with any interest earned thereon and any additions thereto are hereinafter collectively referred to as the “Deposit.” The Escrow Agent may, if possible, but shall not be required to, invest such sum in interest bearing obligations of a national bank or banking association in the area in which Escrow Agent is located. The Deposit shall not become property of the Debtors absent a further order of the Bankruptcy Court that Buyer is not entitled to a return of its deposit, provided, however, that the Deposit shall be applied as a credit to Buyer against the Purchase Price in the event the sale contemplated hereby is consummated. Buyer agrees to sign all forms required in connection with Escrow Agent’s holding and investing the Deposit, such as IRS and bank account forms and reports, and for such purposes the Deposit shall be considered the property of Buyer until such time as Escrow Agent disburses the Deposit to another party. The preceding sentence shall not change in any way the other provisions in this Agreement concerning Escrow Agent’s holding and disbursing the Deposit.

(c) Notwithstanding anything to the contrary contained herein, One Hundred Dollars ($100.00) of the Deposit (the “Independent Consideration”) is non-refundable to Buyer

PSA (Dublin, Georgia)

Case 19-11984-CSS     Doc 412-1     Filed 10/30/19     Page 4 of 29

upon deposit with the Escrow Agent, is fully earned by Seller for entering into this Agreement, and shall be paid to Seller at Closing (as defined below) or the earlier termination of this Agreement. The Independent Consideration shall be applied against the Purchase Price at Closing, if any.

(d) The Purchase Price (less credit for the Deposit which shall be paid to Seller at Closing, and any adjustments for any pro-rations and expenses as provided in this Agreement) shall be paid by wire transfer to Seller at Closing.

3. PROPERTY CONVEYED “AS IS.”

OTHER THAN AS EXPRESSLY STATED TO THE CONTRARY IN THIS AGREEMENT, IT IS UNDERSTOOD AND AGREED THAT SELLER DISCLAIMS ALL WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OR REPRESENTATIONS AS TO MATTERS OF TITLE, ZONING, TAX CONSEQUENCES, PHYSICAL OR ENVIRONMENTAL CONDITIONS, AVAILABILITY OF ACCESS, INGRESS OR EGRESS, PROPERTY VALUE, OPERATING HISTORY, GOVERNMENTAL APPROVALS, GOVERNMENTAL REGULATIONS OR ANY OTHER MATTER OR THING RELATING TO OR AFFECTING THE PROPERTY. BUYER AGREES THAT WITH RESPECT TO THE PROPERTY, BUYER HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF SELLER OR OF SELLER’S BROKERS, AGENTS OR EMPLOYEES. BUYER REPRESENTS THAT IT IS A KNOWLEDGEABLE BUYER OF REAL ESTATE AND THAT IT IS RELYING SOLELY ON ITS OWN EXPERTISE AND THAT OF BUYER’S CONSULTANTS, AND THAT BUYER WILL CONDUCT SUCH INSPECTIONS AND INVESTIGATIONS OF THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AND SHALL RELY UPON SAME, AND, UPON CLOSING, SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY BUYER’S INSPECTIONS AND INVESTIGATIONS. BUYER ACKNOWLEDGES AND AGREES THAT UPON CLOSING, SELLER SHALL SELL AND CONVEY TO BUYER AND BUYER SHALL ACCEPT THE PROPERTY “AS IS, WHERE IS”, WITH ALL FAULTS, AND THERE ARE NO ORAL AGREEMENTS, WARRANTIES OR REPRESENTATIONS COLLATERAL TO OR AFFECTING THE PROPERTY BY SELLER OR ANY THIRD PARTY. THE TERMS AND CONDITIONS OF THIS SECTION 3 SHALL EXPRESSLY SURVIVE THE CLOSING.

4. SURVEY.

The Property is being sold AS IS with all faults. Buyer, at Buyer’s expense, may have the Property surveyed and certified by a registered land surveyor in accordance with applicable statutes.

PSA (Dublin, Georgia)

Case 19-11984-CSS     Doc 412-1     Filed 10/30/19     Page 5 of 29

5. TITLE.

Subject to the Bankruptcy Requirements, Seller shall convey title to the Property by limited warranty deed subject to (i) ad valorem taxes and assessments not yet due and payable, (ii) zoning and other ordinances affecting the Property, (iii) all matters which would be shown by a current accurate survey and inspection of the Property, and (iv) all matters of record (the foregoing items (i) – (iv), subject to Buyer’s right to object thereto as provided below, being hereinafter referred to collectively as the “Permitted Title Exceptions”)). Subject to the Sale Order, with the exception of the Permitted Title Exceptions, title to the Property shall be good and marketable and such as will be insured by the Title Company at its regular rates for regular risks pursuant to the standard stipulations and conditions of an ALTA policy of owner’s title insurance. Prior to Closing, Buyer shall obtain from the Title Company and deliver to Seller an owner’s title insurance commitment for the Property and may notify Seller in writing of any valid objections to the Permitted Title Exceptions. In the event Buyer does not notify Seller of any unacceptable defects in the Permitted Title Exceptions, Buyer shall have waived the right to object to same, and shall have agreed to accept title subject to the Permitted Title Exceptions. In the event Buyer notifies Seller of any defects to the Permitted Title Exceptions, Seller shall notify Buyer within five (5) business days after receipt of Buyer’s Objection Notice as to which title defects Seller shall cure or refuse to cure; provided, in no event shall Seller be obligated to cure any such defects other than monetary liens (including, without limitation, the Interests to be removed pursuant to the Sale Order). If Seller fails to give Buyer written notice as to which title defects Seller shall cure or refuse to cure, Seller shall be deemed to have refused to cure such title defects. Buyer shall have one business day from receipt (or deemed receipt) of Seller’s notice in which to elect to accept the Property subject to such matters without deduction from the Purchase Price, or to decline to accept the Property in which event the Deposit (less the Independent Consideration) shall be returned to Buyer, and this Agreement shall terminate, and the parties shall have no further obligations hereunder, except as to matters which expressly survive as set forth in this Agreement. If Buyer fails to give Seller written notice of Buyer’s election by the end of said one (1) business day period, then Buyer shall be deemed to have elected to accept the Property subject to the Permitted Title Exceptions without deduction from the Purchase Price. If Seller satisfies all such title defects that Seller has agreed to satisfy prior to Closing, then the transaction contemplated hereby shall be closed in accordance with its terms. If Seller does not satisfy all such title defects that Seller has agreed to satisfy on or before the Closing, then Buyer shall have the right to elect on or before the date of Closing either: (i) not to close the transaction contemplated hereby in which event the Deposit (less the Independent Consideration) shall be refunded to Buyer, this Agreement shall terminate, and the parties shall have no further obligations hereunder, except as to matters which expressly survive as set forth in this Agreement, or (ii) to close the transaction contemplated hereby without regard to such unsatisfied defects and encumbrances, in which event the transaction contemplated hereby shall be closed in accordance with its terms, without a reduction in Purchase Price. The provisions of this Section 5 shall survive the Closing.

6. COVENANTS AND CONDITIONS OF SETTLEMENT.

On the date of Closing, Seller shall execute and deliver a limited warranty deed (the “Deed”) to Buyer substantially in the form attached hereto as Exhibit “C”. Seller and/or Buyer shall execute closing statements, a FIRPTA certificate, a Seller’s Affidavit substantially in the form

PSA (Dublin, Georgia)

Case 19-11984-CSS     Doc 412-1     Filed 10/30/19     Page 6 of 29

attached hereto as Exhibit “D”, and such other documents as may be reasonably required to complete Closing and accomplish transfer of the Property to Buyer hereunder (including, without limitation a bill of sale and general assignment of intangible rights without representations or warranties) and to enable the Title Company to issue the owner’s title insurance policy to Buyer.

7. FURTHER ENCUMBRANCES.

Seller hereby covenants and agrees that from and after the Effective Date until the earlier of the termination of this Agreement or the date of Closing, that Seller shall operate and maintain and keep the Property in a manner consistent with Seller’s past practices with respect to the Property and Seller shall not, without the prior written consent of Buyer (not to be unreasonably withheld, conditioned or delayed), grant or otherwise voluntarily create or consent to the creation of any easement, restriction, lien, lease, service contract or encumbrances affecting the Property.

8. CLOSING AND CLOSING DATE.

Subject to the entry of, and provisions of, the Sale Order, which Sale Order shall be in a form and substance acceptable to the Buyer in its sole direction, and Section 36 of this Agreement, the consummation of this sale by Seller and the purchase by Buyer of the Property (the “Closing”) shall be held on or before 5:00 p.m. Eastern Standard Time on or before November 22, 2019, at a time and place selected by the parties (the “Closing Date”), but if none is selected in escrow with the Escrow Agent.

9. APPORTIONMENTS.

Except as otherwise set forth below, Seller shall be responsible for the payment of any title clearance costs. Seller shall be responsible for the payment of all ad valorem taxes and assessments applicable to the Property applicable to the period prior to the Closing Date. If after Closing any city, county, or state level taxing authority issues or remits to Buyer any refunds, repayments of taxes, or corrected tax billings that reduce the tax obligation for any periods of time that the Property was under the ownership and control of Seller and for which Seller has paid or been charged for the taxes, Buyer shall remit or refund those monies back to Seller for its pro-rated period of ownership. Buyer shall cooperate with Seller by providing to Seller any documentation or evidence of such tax reductions or other reasonably requested materials that Buyer has in its records or receives. The provisions of this Section 9 shall survive the Closing.

10. CLOSING COSTS.

Seller shall pay Seller’s attorneys’ fees. Buyer shall pay the cost of Buyer’s inspections, the cost to record the Deed and any deed tax associated with recording the Deed any other recording fees for the sale or Buyer’s loan, any sales taxes, the cost of the survey (if any), the title examination costs, the owner’s and lender’s title insurance premium and the cost of any endorsement to the title policies, any charges for the Escrow Agent, Buyer’s attorneys’ fees, and any other charges incurred by Buyer. The provisions of this Section 10 shall survive the Closing.

PSA (Dublin, Georgia)

Case 19-11984-CSS     Doc 412-1     Filed 10/30/19     Page 7 of 29

11. BROKERS.

(a) Seller has employed and/or dealt with Binswanger Southern Company (the “Seller’s Broker”) in connection with this transaction. At Closing, if and only if this transaction is consummated, Seller shall pay the Seller’s Broker its commission, subject to the Sale Order. Buyer shall have no liability to the Seller or the Seller’s Broker for this commission.

(b) Seller and Buyer each warrant and represent to the other that, with the exception of the Seller’s Broker and Buyer’s Broker identified herein or identified as set forth above, such party has not employed or dealt with a real estate broker or agent in connection with the transaction contemplated hereby. Seller and Buyer covenant and agree, each to the other, to indemnify the other against any loss, liability, costs, claims, demands, damages, causes of action, and suits arising out of or in any manner related to the alleged employment or use by the indemnifying party of any real estate broker or agent other than the Seller’s Broker and Buyer’s Broker identified herein.

This Section 11 shall survive the Closing and any termination of this Agreement.

12. REMEDIES

Subject to the Bankruptcy Requirements, in the event that Seller fails to comply with or perform any of the covenants, agreements or obligations to be performed by Seller under the terms and provisions of this Agreement, then the Buyer shall be entitled to elect, as its sole and exclusive remedy (i) to terminate this Agreement, upon which the Deposit shall be refunded to Buyer, and the parties shall have no further rights hereunder, except as to matters which expressly survive as set forth in this Agreement or (ii) to seek specific performance of this Agreement, provided any action for specific performance is brought within sixty (60) days of the alleged default. Buyer waives any and all other remedies it may have in law and/or in equity. Under no circumstances shall Buyer be entitled to sue Seller or any of Seller’s principals, officers, partners or members for damages, and Buyer specifically hereby waives the right to sue, and covenants not to sue, Seller or any of Seller’s principals, officers, partners or members for damages. Buyer acknowledges that Buyer’s agreements in this Section 12 are a material inducement for Seller to enter into this Agreement and without which Seller would not have entered into this Agreement.

Unless excused by the Bankruptcy Requirements, if the Buyer shall fail to make any payment or deposit when due or to comply with or perform any of the covenants, agreements, or obligations to be performed by Buyer under the terms and provisions of this Agreement and such failure is not cured within five (5) business days following receipt of written notice from Seller, then Seller shall, as its sole and exclusive remedy, have the right to terminate this Agreement and receive the Deposit as full liquidated damages. In view of the difficulty of accurately estimating Seller’s actual damages in the event of a default hereunder by Buyer, and in recognition that it is impossible more precisely to estimate the damages to be suffered by Seller upon a default by Buyer, the parties have agreed that the Deposit shall be paid to Seller not as a penalty, but as full liquidated damages pursuant to applicable law; furthermore, such amount constitutes a good faith and reasonable estimate of the potential damages arising from a default by Buyer hereunder.

PSA (Dublin, Georgia)

Case 19-11984-CSS     Doc 412-1     Filed 10/30/19     Page 8 of 29

Nothing in this Section 12 shall limit a party’s indemnification obligations under this Agreement. The provisions of this Section 12 shall survive Closing.

13. NOTICES.

All notices, demands, requests and other communications hereunder shall be in writing and shall be deemed to have been given if delivered personally, or delivered by overnight courier, or mailed by first class, registered or certified mail, return receipt requested, postage prepaid, or delivered by email (provided that a notice delivered by email shall promptly thereafter be delivered by one of the other methods permitted in this Section 13), as follows:

in the case of Seller:	Fred’s Stores of Tennessee, Inc.
2001 Bryan Street, Suite 1150
Dallas, TX 75201
Attn: Kenny Lipschutz
Telephone: 914-980-9685
Email: klipschutz@fredsinc.com

with a copy to Seller’s attorneys:	Kasowitz Benson Torres LLP
1633 Broadway
New York, New York 10019-6799
Attn: Adam L. Shiff and Robert M. Novick
Email: ashiff@kasowitz.com
rnovick@kasowitz.com

and:
Bradley Arant Boult Cummings LLP
One Federal Place
1819 5th Ave North
Birmingham, AL 35203
Attn: Dawn Helms Sharff
Telephone: 205-521-8200
Email: dsharff@bradley.com

in the case of Buyer:
Perry Ellis International, Inc.
Attn: Tricia McDermott Thompkins
Telephone:(305) 873 1735
Email: tricia.thompkins@pery.com

PSA (Dublin, Georgia)

Case 19-11984-CSS     Doc 412-1     Filed 10/30/19     Page 9 of 29

with a copy to Buyer’s attorney:	Olshan Frome Wolosky LLP
1325 Avenue of the Americas
Attn: Adam H. Friedman, Esq. & Jonathan T. Koevary, Esq.
Telephone:(212) 451-2300
Email: jkoevary@olshanlaw.com

in the case of Escrow Agent:	First American Title Insurance Company
6 Concourse Parkway, NE Suite 2000
Atlanta, Georgia 30328
Attn: Angie Yarbrough
Telephone: (770) 390-6513
Email: ayarbrough@firstam.com

or at such other address as the party may specify from time to time by written notice to the other party. Any such notice, request, consent or other communication shall be deemed received at such time as it is actually delivered (if personally delivered) or sent by e-mail (if delivered by e-mail), on the first business day following an overnight delivery, or on the fifth business day after a mailing, as the case may be. Rejection or other refusal by the addressee to accept, or the inability of a party to deliver because of a changed address of which no notice was given, shall be deemed receipt of the notice sent. Any party hereto may change the address for receiving notices hereunder by notice sent in accordance with the terms of this Section 13. Notice may be given by counsel on behalf of either party.

14. SUCCESSORS AND ASSIGNS; ASSIGNMENT.

All terms of this Agreement shall be binding upon, and shall inure to the benefit of and be enforceable by the parties hereto and their respective legal successors and assigns. This Agreement may not be assigned by Buyer without the written consent of Seller. Notwithstanding the foregoing, Buyer shall have the right to assign this Agreement to an affiliate or designee of Buyer.

15. GOVERNING LAW; CONSENT TO JURISDICTION.

This Agreement is intended to be performed in the State of Georgia and shall be governed and construed in all respects in accordance with the laws of, applicable to, the State of Georgia, except to the extent superseded by or inconsistent with U.S. Bankruptcy law applicable to the Seller’s Chapter 11 Cases In the event of any dispute arising out of or under this Agreement, including the Exhibits annexed hereto, each party shall irrevocably submit to (a) the exclusive jurisdiction of the Bankruptcy Court, and (b) the appropriate court of the State of Georgia, if and only if, following commencement of litigation, it is determined by the Bankruptcy Court that it cannot exercise jurisdiction.

PSA (Dublin, Georgia)

Case 19-11984-CSS     Doc 412-1     Filed 10/30/19     Page 10 of 29

16. CAPTIONS.

The captions of this Agreement are inserted for convenience or reference only and not to define, describe or limit the scope or the intent of this Agreement or any term hereof.

17. CHANGES AND MODIFICATIONS; CHANGES AND INCORPORATIONS OF PRIOR AGREEMENTS.

This Agreement may not be orally changed, modified or terminated; it supersedes any and all prior understandings and/or letter agreements; other matters of similar nature shall be deemed to be of no force or effect in the interpretation of this Agreement, it being intended that this Agreement represents the entire understanding of the parties. No waiver of any provision hereof shall be valid unless in writing and signed by a party against whom it is to be enforced. This Agreement may not be amended except by written instrument executed by Buyer and Seller or by the terms of the Sale Order.

18. WAIVER.

No failure of either party to exercise any power given hereunder to insist upon strict compliance with any obligations specified herein, and no custom or practice at variance with the terms hereof, shall constitute a waiver of any party’s right to demand strict compliance with the terms hereof; provided, however, that any party may, at its sole option, waive any requirement, covenant or condition herein established for the benefit of such party without affecting any of the other provisions of this Agreement.

19. FURTHER ASSURANCES.

Seller and Buyer each agree to execute and deliver to the other such further documents and instruments as may be reasonable and necessary in furtherance of, and to effectuate the intent of, the parties as expressed by the terms and conditions hereof.

20. ATTORNEYS’ FEES.

If either party commences an action against the other to enforce any of the terms hereof, or because of the breach by either party of any of the covenants, terms or conditions hereof, each party shall bear its own attorneys’ fees, costs, and expenses.

21. CONDITION OF PROPERTY.

(a) Buyer agrees to accept the transfer and conveyance of the Property by Seller without any warranty or representation, except as otherwise set forth in this Agreement and in the Deed, concerning the quantity, quality, or condition or the Property or Seller’s interest therein, the availability of water, water pressure, sewer, sewer capacity, rock, poor soils, endangered species, specimen trees, utilities or necessary governmental authorizations, or any other matter not expressed in this contract for sale. Buyer is accepting the Property “AS IS” with all faults, except as otherwise set forth in this Agreement. Seller will not make any investigation of the condition

PSA (Dublin, Georgia)

Case 19-11984-CSS     Doc 412-1     Filed 10/30/19     Page 11 of 29

of the Property. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES GIVEN TO BUYER IN CONNECTION WITH THE SALE OF THE SUBJECT PROPERTY, EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT AND IN THE DEED. SELLER DOES HEREBY DISCLAIM ANY AND ALL WARRANTIES OF MERCHANTABILITY AND FITNESS THAT MAY BE DUE FROM SELLER TO BUYER. BUYER HEREBY FOREVER DISCHARGES, DEFENDS, ACQUITS, RELEASES, WAIVES AND HOLDS SELLER HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, CAUSES OF ACTION OR LIABILITIES RELATING TO THE PROPERTY WHATSOEVER, EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT.

(b) The provisions of this Section 21 shall survive Closing.

22. EMINENT DOMAIN.

If, after the Effective Date and prior to Closing, Seller receives notice of the commencement or threatened commencement of eminent domain or other like proceedings against the Property or any portion thereof, Seller shall promptly give written notice thereof to Buyer. In the event of any eminent domain or other like proceedings, Buyer shall close the transaction contemplated hereby in accordance with its terms but subject to such proceedings, in which event the Purchase Price shall not be reduced but Seller shall assign to Buyer Seller’s rights in any condemnation award or proceeds attributable to the Property.

23. TIME OF ESSENCE.

TIME IS OF THE ESSENCE IN THIS AGREEMENT.

24. SURVIVAL.

Except as otherwise provided herein, the terms and provisions of this Agreement shall not survive Closing or termination of this Agreement.

25. CONSTRUCTION.

Each party hereto acknowledges that all parties hereto participated in the drafting of this agreement and consulted with its own legal counsel in connection therewith. Accordingly, this Agreement shall not be construed more strictly against any one party.

26. ACCEPTANCE.

The offer by the first party to execute this Agreement to sell or buy the Property shall terminate unless this Agreement is accepted and executed by the other party within five (5) business days after the offer is made. Notwithstanding the preceding, all of the Seller’s obligations shall be conditioned by the Bankruptcy Requirements.

PSA (Dublin, Georgia)

Case 19-11984-CSS     Doc 412-1     Filed 10/30/19     Page 12 of 29

27. EXHIBITS.

The Exhibits referred to herein and attached to this Agreement are incorporated herein by full reference.

28. COUNTERPART EXECUTION.

This Agreement may be executed in separate counterparts, and copies delivered electronically, by PDF or facsimile shall be deemed originals. It shall be fully executed when each party whose signature is required has signed and delivered to the other at least one counterpart even though no one counterpart contains the signatures of all the parties. Once Buyer and Seller have each signed at least one counterpart of this Agreement, this Agreement shall constitute a valid and binding agreement between Buyer and Seller even though this Agreement has not yet been signed by Escrow Agent.

29. SEVERABILITY.

The invalidity or unenforceability of a particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

30. BUSINESS DAY CONVENTION.

Should any time period provided in this Agreement expire on a Saturday, Sunday or legal holiday, such time period shall automatically be extended to the next date that is not a Saturday, Sunday or legal holiday.

31. ESCROW AGENT. The Deposit and any other money deposited in escrow hereunder (collectively, the “Escrowed Funds”) shall be held by Escrow Agent in escrow upon the following terms and conditions:

(a) It is agreed that the duties of Escrow Agent are purely ministerial in nature, and that Escrow Agent shall incur no liability whatever except for willful misconduct or gross negligence so long as Escrow Agent has acted in good faith. Seller and Buyer release Escrow Agent from any act done or omitted to be done by Escrow Agent in good faith in the performance of Escrow Agent’s duties hereunder.

(b) Escrow Agent shall be under no responsibility in respect to any of the monies deposited with it other than faithfully to follow the instructions herein contained. Escrow Agent may consult with counsel and shall be fully protected in any actions taken in good faith, in accordance with the advice of counsel. Escrow Agent shall not be required to defend any legal proceedings which may be instituted regarding this escrow or any escrow instructions unless requested to do so by Seller and Buyer and indemnified to the satisfaction of Escrow Agent against the cost and expense of such defense. Escrow Agent shall not be required to institute legal proceedings of any kind. Escrow Agent shall have no responsibility for the genuineness or validity of any document or other item deposited with Escrow Agent, and shall be fully protected in acting

PSA (Dublin, Georgia)

Case 19-11984-CSS     Doc 412-1     Filed 10/30/19     Page 13 of 29

in accordance with any written instructions given to Escrow Agent hereunder and believed by Escrow Agent to have been signed by the proper parties.

(c) Escrow Agent assumes no liability under this Agreement except that of a stakeholder. If there is any dispute as to whether Escrow Agent is obligated to deliver the escrow monies, or as to whom that sum is to be delivered, Escrow Agent shall not be obligated to make any delivery of the sum, but in such event may hold the sum until: (i) receipt by Escrow Agent of any authorization in writing signed by all the persons having an interest in such dispute, directing the disposition of the sum, or in the absence of such authorization until the determination of the rights of the parties in an appropriate proceeding or (ii) the Escrow Agent receives a certified copy of a final non-appealable judgment of a court of competent jurisdiction directing the release and delivery of the escrow monies in which event the Escrow Agent shall then release and deliver the escrow monies in accordance with said direction. Upon making delivery of the moneys in the manner provided for in this Agreement, Escrow Agent shall have no further liability in its capacity as Escrow Agent in this matter.

(d) Escrow Agent has executed this Agreement to confirm that Escrow Agent is holding (drafts are subject to collection) and will hold the Escrowed Funds in escrow pursuant to the provisions of this Agreement. All interest earned on the Escrowed Funds shall be for the benefit of Buyer unless and until such interest is delivered to Seller in accordance with the terms of this Agreement. Buyer and Seller agree to execute such documents as Escrow Agent may reasonably request in connection with Escrow Agent acting in such capacity and holding and investing the Deposit.

32. CONFIDENTIALITY.

Seller may publicly file a copy of this Agreement with the Bankruptcy Court, provide a copy of this Agreement to other parties in interest in the Chapter 11 Cases, and may publicly announce its terms. Any press releases, public statements or other public disclosures by Seller or Buyer of this transaction or the terms of this transaction shall be subject to the prior written consent of the other party and such party’s approval of the content thereof, which provision, with respect to the terms of this transaction (except as reflected in public records) shall survive Closing.

33. REPRESENTATIONS

A. Seller’s Representations and Warranties; Qualifications and Limitations. Subject to the qualifications and limitations set forth at the end of this Section, Seller represents and warrants to Buyer that as of the date of this Agreement (unless otherwise stated below) and as of the Closing Date:

(i) Subject to the applicable provisions of the Bankruptcy Code, Seller is a duly formed and validly existing corporation organized under the laws of Delaware and is in good standing.

(ii) Subject to the applicable provisions of the Bankruptcy Code and any other conditions of the Bankruptcy Requirements, Seller has the full legal right, power and

PSA (Dublin, Georgia)

Case 19-11984-CSS     Doc 412-1     Filed 10/30/19     Page 14 of 29

authority to execute and deliver this Agreement and all documents now or hereafter to be executed by it pursuant hereto, to consummate the transaction contemplated in this Agreement, and to perform its obligations under this Agreement and such documents. The person signing this Agreement on behalf of Seller is authorized to do so.

(iii) The Property is and shall be vacant and free and clear of all leases, tenants, and occupants at the Closing.

(iv) All equipment located on the Property as of October 26, 2019 shall remain on the Property as of Closing.

Said warranties and representations shall survive Closing for three (3) months.

B. Buyer’s Representations and Warranties. Buyer represents and warrants to Seller that as of the date of this Agreement:

(i) Buyer is a duly formed and validly existing corporation organized under the laws of Florida and is in good standing.

(ii) Buyer has the full legal right, power and authority to execute and deliver this Agreement and all documents now or hereafter to be executed by Buyer pursuant to this Agreement (collectively, the “Buyer’s Documents”), to consummate the transaction contemplated hereby, and to perform its obligations hereunder and under Buyer’s Documents.

(iii) Neither the entering into of this Agreement nor the consummation of this sale will constitute a violation or breach by Buyer of any contract or other instrument to which it is a party, or to which it is subject, or by which any of its assets or properties may be affected, or a violation or breach of any judgment, order, writ, injunction or decree issued against or imposed upon Buyer, or to Buyer’s knowledge, will result in a violation of any applicable law, order, rule or regulation of any governmental authority.

(iv) Buyer is entering into this Agreement in “good faith” within the meaning of section 363(m) of the Bankruptcy Code, without collusion, at arm’s length, and is not an Insider as that term is defined in section 101 of the Bankruptcy Code.

(v) Buyer has transferred the Deposit into the Buyer’s outside counsel’s interest on lawyer account.

34. EXCHANGE. Each party shall cooperate with the other and shall execute any and all documents necessary to allow such party (or its affiliates) to effectuate the conveyance of the Property as an exchange under Section 1031 of the Internal Revenue Code; provided, however, that at no time shall the cooperating party be required to take title to real estate other than the Property or incur any obligations other than those set forth elsewhere in this Agreement. The exchanging party shall pay all reasonable costs which may be incurred by the cooperating party in connection with such tax free exchange, and the exchanging party shall indemnify the cooperating

PSA (Dublin, Georgia)

Case 19-11984-CSS     Doc 412-1     Filed 10/30/19     Page 15 of 29

party and hold it harmless from any loss, cost, damage, expense or liability incurred in connection therewith.

35. BANKRUPTCY APPROVAL. The parties acknowledge and agree that this Agreement is subject to the Bankruptcy Requirements and entry of a Sale Order.

36. STALKING HORSE BID CONTINGENCY.

(a) Auction. In accordance with the Bidding Procedures Order, Seller may sell the Property (a) at an auction (the “Auction”) as more specifically set forth in the Bidding Procedures Order and (b) pursuant to and in accordance with a Sale Order.

(b) Other Bids. Buyer acknowledges that, pursuant to the Bidding Procedures Order, Seller will solicit bids from one or more other prospective purchasers for the sale of some or all of the Property in accordance with the procedures set forth in the Bidding Procedures Order. The winning bidder at the Auction will be the successful bidder (“Successful Bidder”). The winning bidder shall be selected in the exercise of the Seller’s business judgment.

(c) Bid Process. If Buyer is the Successful Bidder at the Auction and the Bankruptcy Court approves the sale contemplated by this Agreement, the parties shall close in accordance with the terms of this Agreement and the Sale Order. If Buyer is the Successful Bidder at the Auction but the Bankruptcy Court does not approve the sale contemplated by this Agreement through no fault of Buyer, Seller shall have the right to terminate this Agreement, in which event the Deposit shall be returned to Buyer, and this Agreement shall terminate, and the parties shall have no further obligations hereunder, except as to matters which expressly survive as set forth in this Agreement. If Buyer is not the Successful Bidder at the Auction, Seller may determine that the Buyer is the next highest or otherwise best bid, as determined in Seller’s sole discretion (“Back-Up Bidder”). In the event the Successful Bidder fails to close on the sale of the Property within the time parameters approved by the Bankruptcy Court (unless extended by agreement of the Seller in its sole discretion to the extent it is permitted to grant any such extension), Seller shall retain the Successful Bidder’s deposit and Seller will be released from its obligation to sell the Property to the Successful Bidder, and the Seller may then sell the Property to the Back-Up Bidder approved by the Bankruptcy Court at the hearing respecting the Sale Order. In such instance the Back-Up Bidder shall in accordance with its last bid at Auction, pay as the purchase price for the Property, the amount of the Back-Up Bid, (receiving credit for its deposit), and all closing costs payable by the purchaser, upon the close of escrow for the sale.

PSA (Dublin, Georgia)

Case 19-11984-CSS     Doc 412-1     Filed 10/30/19     Page 16 of 29

IN WITNESS WHEREOF, the duly authorized representatives of the parties have set their hands and seals hereto as of the day and year indicted next to their signatures.

BUYER:

PERRY ELLIS INTERNATIONAL, INC

By:

Name:
Title:

Date: October 28, 2019

[SIGNATURES CONTINUED ON NEXT PAGE]

PSA (Dublin, Georgia)

Case 19-11984-CSS     Doc 412-1     Filed 10/30/19     Page 17 of 29

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

SELLER:

FRED’S, INC.

By:

Name:
Title:

Date:

[SIGNATURES CONTINUED ON NEXT PAGE]

PSA (Dublin, Georgia)

Case 19-11984-CSS     Doc 412-1     Filed 10/30/19     Page 18 of 29

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

Escrow Agent hereby agrees to comply with Sections 2 and 31 of this Agreement.

ESCROW AGENT:

FIRST AMERICAN TITLE INSURANCE COMPANY

By:

Name:
Title:

Date:

PSA (Dublin, Georgia)

Case 19-11984-CSS     Doc 412-1     Filed 10/30/19     Page 19 of 29

DISCUSSION DRAFT

Exhibit “A”

Tax Parcel Number of the Property

101B 032 C

PSA (Dublin, Georgia)

Case 19-11984-CSS     Doc 412-1     Filed 10/30/19     Page 20 of 29

DISCUSSION DRAFT

Exhibit “B”

Wiring Instructions

(to be provided by Escrow Agent)

PSA (Dublin, Georgia)

Case 19-11984-CSS     Doc 412-1     Filed 10/30/19     Page 21 of 29

DISCUSSION DRAFT

Exhibit “C”

Form of Special Warranty Deed

After Recording Return to:

LIMITED WARRANTY DEED

THIS INDENTURE, made as of the _____ day of __________, 2019, is by FRED’S INC. _______________________________ (“Grantee”).

WITNESSETH, Grantor for and in consideration of the sum of TEN DOLLARS ($10.00) AND OTHER GOOD AND VALUABLE CONSIDERATION, cash in hand paid, the receipt of which is hereby acknowledged, has bargained, sold and does by these presents bargain, sell, remise, release, and forever quitclaim to Grantee all the right, title, interest, claim or demand which Grantor has or may have had in and to all that tract of land, if any, described on Exhibit A attached hereto and made a part hereof.

Together with all the rights, members and appurtenances to the said described premises in anywise appertaining or belonging.

TO HAVE AND TO HOLD the said described premises unto Grantee, so that neither Grantor nor any other person or persons claiming under Grantor shall at any time, claim or demand any right, title or interest to the aforesaid described premises or its appurtenances.

This Deed and the warranty of title contained herein are made expressly subject to the items set forth on Exhibit B attached hereto and made a part hereof.

Grantor will warrant and forever defend the right and title to the Property unto Grantee against the lawful claims of all persons claiming by, through, or under Grantor.

(The words “Grantor” and “Grantee” include all genders, plural and singular, and their respective heirs, successors and assigns where the context permits.)

PSA (City, State)

4833-1860-0358.1

5197957-2

Case 19-11984-CSS     Doc 412-1     Filed 10/30/19     Page 22 of 29

IN WITNESS WHEREOF, Grantor has signed and sealed this Deed as of the day and year above written.

FRED’S INC.,
a Delaware corporation

By:	(Seal)
Name:
Title:

[NOTE – APPROPRIATE FORM OF AUTHENTICATION

AND NOTARY ACKNOWLEDGEMENT TO BE INSERTED,

TOGETHER WITH ANY STATE PRESCRIBED REVISIONS]

PSA (City, State)

4833-1860-0358.1

5197957-2

Case 19-11984-CSS     Doc 412-1     Filed 10/30/19     Page 23 of 29

Exhibit A to Exhibit “C”

Legal Description

PSA (City, State)

4833-1860-0358.1

5197957-2

Case 19-11984-CSS     Doc 412-1     Filed 10/30/19     Page 24 of 29

DISCUSSION DRAFT

Exhibit B to Exhibit “C”

Permitted Exceptions

1.	All taxes and assessments for the year 2020 and subsequent years, not yet due and payable.

2.	All easements, restrictions, reservations, encumbrances and other matters appearing of record.

3.	Zoning and building laws and other ordinances affecting the Property.

4.	All matters that would be disclosed by an accurate survey and inspection of the Property.

5.

Any claim to (a) ownership of or rights to minerals and similar substances, including but not limited to ores, metals, coal, lignite, oil, gas, uranium, limestone, clay, rock, sand, and gravel located in, on, or under the Property or produced from the Property, whether such ownership or rights arise by lease, grant, exception, conveyance, reservation, or otherwise, and (b) any rights, privileges, immunities, rights of way, and easements associated therewith or appurtenant thereto, whether or not the interests or rights in (a) or (b) appear in the public records.

6.	[Insert additional exceptions from Schedule B, Part II of the Title Commitment]

PSA (City, State)

4833-1860-0358.1

5197957-2

Case 19-11984-CSS     Doc 412-1     Filed 10/30/19     Page 25 of 29

DISCUSSION DRAFT

Exhibit “D”

Form of Seller’s Affidavit

SELLER’S AFFIDAVIT

Personally appeared before me the undersigned deponent, __________________________, who, first being duly sworn, deposes and says on oath that he/she is the _________________________ of FRED’S INC., a Delaware corporation (the “Grantor”), and in such capacity is authorized to make this affidavit, and does further depose and say under oath, to the best of his/her knowledge and belief but without independent investigation, the following:

THAT, subject to the Permitted Title Exceptions set forth on Exhibit “B” attached hereto, no liens, encumbrances, covenants or restrictions affecting that certain tract or parcel of land described on Exhibit “A” attached hereto and any improvements thereon (the “Property”) have been created by acts of the Grantor during any time that the Grantor has held fee simple title to the Property; and

THAT, any improvements or repairs made on the Property at the behest of the Grantor during the ninety-five (95) days immediately preceding this date have been fully paid for or will be paid for when due, and there are no outstanding bills incurred for labor or materials used in making improvements or repairs on the Property which were suffered or incurred by the Grantor, or for services of architects, engineers, or registered surveyors incurred by the Grantor in connection therewith; and

THAT, apart from brokers (if any) engaged by the Grantor for the sale of the Property, the fees or commissions of which brokers will be paid concurrently with the consummation of the transaction for which this Affidavit is given, no brokers have been engaged by the Grantor with regard to the sale of the Property; and

THAT, the deponent makes this affidavit for the purpose of inducing its purchaser to purchase the Property and to induce a title insurance company to issue its policy or policies of title insurance with respect to the Property.

PSA (City, State)

4833-1860-0358.1

4832-9869-0984.2

5197957-2

Case 19-11984-CSS     Doc 412-1     Filed 10/30/19     Page 26 of 29

Sworn to and subscribed
before me this _______ day of	___________________________(Seal)
_________________, 20__.	_____________________, not individually
but solely as the _________________ of
_______________________________	Fred’s, Inc.

Notary Public

(NOTARY SEAL)

My Commission Expires:

________________________

PSA (City, State)

4833-1860-0358.1

5197957-2

Case 19-11984-CSS     Doc 412-1     Filed 10/30/19     Page 27 of 29

Exhibit “A” to Exhibit “D”

Legal Description of the Property

PSA (City, State)

4833-1860-0358.1

5197957-2

Case 19-11984-CSS     Doc 412-1     Filed 10/30/19     Page 28 of 29

Exhibit “B” to Exhibit “D”

(Permitted Title Exceptions)

1.	All taxes and assessments for the year 2020 and subsequent years, not yet due and payable.

2.	All easements, restrictions, reservations, encumbrances and other matters appearing of record.

3.	Zoning and building laws and other ordinances affecting the Property.

4.	All matters that would be disclosed by an accurate survey and inspection of the Property.

5.

Any claim to (a) ownership of or rights to minerals and similar substances, including but not limited to ores, metals, coal, lignite, oil, gas, uranium, limestone, clay, rock, sand, and gravel located in, on, or under the Property or produced from the Property, whether such ownership or rights arise by lease, grant, exception, conveyance, reservation, or otherwise, and (b) any rights, privileges, immunities, rights of way, and easements associated therewith or appurtenant thereto, whether or not the interests or rights in (a) or (b) appear in the public records.

6.	[Insert additional exceptions from Schedule B, Part II of the Title Commitment]

PSA (City, State)

4833-1860-0358.1

5197957-2

Case 19-11984-CSS     Doc 412-1     Filed 10/30/19     Page 29 of 29

PSA (City, State)

4833-1860-0358.1

5197957-2